[Letterhead of Rogoff & Company, P.C.]

                         Consent of Independent Auditors

We hereby consent to the use in this Post-Effective Amendment to Registration of Securities by a Small-Business Issuer (Form SB-2/A) of our report dated October 1, 2001 relating to the audited financial statements of Inventoy.Com, Inc. for the year ended July 31, 2001 and for the periods from inception (August 11, 1999) through July 31, 2000 and 2001 which appear in such Form SB-2/A. We also consent to the reference to us under the headings "Experts" in such Form SB-2/A.


                                                  /s/ Rogoff & Company, P.C.

New York, New York
February 7, 2002